UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

New York	0-50194	11-3656261
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

401 Park Avenue South, New York, New York 10016

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (212) 725-7965

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of HMS Holdings Corp. (the “Registrant”) held on July 6, 2011, the Registrant’s shareholders approved the Registrant’s (i) Annual Incentive Plan and (ii) Fourth Amended and Restated 2006 Stock Plan (the “Amended 2006 Stock Plan”), both of which had previously been approved by the Registrant’s Board of Directors subject to shareholder approval.

The following brief descriptions of the Annual Incentive Plan and the Amended 2006 Stock Plan are qualified in their entirety by reference to their complete texts, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Summary of Annual Incentive Plan

The Annual Incentive Plan is designed so that the awards made in accordance with it will satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).  The Board of Directors may amend or terminate the Annual Incentive Plan at any time and material amendments to the Annual Incentive Plan must be approved by the Registrant’s shareholders.

•                  Administration and Amount of Awards. The Annual Incentive Plan will be administered by members of the Registrant’s Compensation Committee who qualify as “outside directors” within the meaning of Section 162(m) of the Code.  The Compensation Committee has the sole discretion to determine the amounts, terms and conditions of each award and will interpret and determine all questions relating to the Annual Incentive Plan and to take any action it deems necessary or advisable for its proper administration.

•                  Maximum Award.  The maximum dollar value of an award made to any participant under the Annual Incentive Plan in any 12-month period is $2,000,000.

•                  Eligibility.  The Registrant’s Chief Executive Officer, any other executive officer or any other employee selected by the Compensation Committee to receive an award under the Annual Incentive Plan for any year.

•                  Performance Goals. The Compensation Committee will establish for each Performance Period (a) the performance goals based on business and financial criteria and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. Performance goals will be based on one or more of the business and financial criteria set forth in Section 2.8 of the Annual Incentive Plan.

•                  Payment of Awards.  At the end of each Performance Period, the Compensation Committee will (i) determine the extent to which the performance goals for participants were achieved, (ii) determine the actual award (if any) for each participant based on the level of actual performance achieved and (iii) shall certify in writing the amount to be paid. The Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. The Compensation Committee may not waive achievement of performance goals, except in the case of death or disability of a participant or a change in control of the Company. Awards under the Annual Incentive Plan will be payable in cash unless the Compensation Committee in its discretion decides to make payment in the form of a stock-based award to the extent permissible under the Amended 2006 Stock Plan.

Summary of Fourth Amended and Restated 2006 Stock Plan

As approved by the Registrant’s shareholders, the Amended 2006 Stock Plan increases the number of shares of common stock that may be delivered thereunder by 2,000,000 shares.  It is administered by the Registrant’s Compensation Committee and to the extent compensation decisions are intended to qualify under the Code, such decisions will be made by “outside directors” as defined therein.

The purpose of the Amended 2006 Stock Plan is to furnish a material incentive to the Registrant’s employees and non-employee directors by making available to them the benefits of a larger common stock ownership through stock options and awards.

All of the Registrant’s employees as well as its non-employee directors are eligible to participate in the Amended 2006 Stock Plan. However, only the Registrant’s employees are eligible to receive incentive stock options. The exercise price of stock options granted under the Amended 2006 Stock Plan may not be less than fair market value of a share of stock on the grant date, as measured by the closing price of the Registrant’s common stock on The NASDAQ Global Select Market.  The Amended 2006 Stock Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights (SARs), restricted stock awards and restricted stock units, performance shares and performance units and other share-based share awards. Any shares issued in connection with awards other than stock options and SARs are counted against the share limit as one and eighty-five hundredths (1.85) of a share for every one share issued in connection with such award or by which the award is valued by reference.

The Amended 2006 Stock Plan includes changes which are designed to make it consistent with market-based best practices, and/or compliant with the Code, including (i) an amendment to the change in control definition for new awards and (ii) an increase in the maximum term for new awards of options and SARs to ten years from seven years.  Other significant changes are the revised definition of “fair market value” (to track flexibility provided by Section 409A of the Code), and the alignment of the performance conditions that can be used for grants that are intended to satisfy the requirements of Section 162(m) of the Code with the performance conditions in the Annual Incentive Plan.

The Amended 2006 Stock Plan also extends the duration of the 2006 Plan to July 6, 2021.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Registrant’s Annual Meeting, the Registrant’s shareholders also approved (i) an amendment to the Registrant’s Certificate of Incorporation, as amended, to increase the aggregate number of shares which the Corporation is authorized to issue from 50,000,000 shares to 130,000,000 shares, of which 125,000,000 shares shall be common stock and the remainder shall be preferred stock and (ii) an amendment to the Registrant’s Amended and Restated By-laws to implement a majority vote standard in uncontested elections of directors, which became effective upon shareholder approval.  The Registrant’s Certificate of Amendment to its Restated Certificate of Incorporation was filed and accepted by the Secretary of State of the State of New York on July 11, 2011.

The foregoing description of the amendment to the Registrant’s Certificate of Incorporation and Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Registrant’s Restated Certificate of Incorporation, as amended, and the Second Amended and Restated By-laws, attached hereto as Exhibits 3.1 and 3.2 respectively and included herein by reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders

Holders of an aggregate of 28,258,337 shares of the Registrant’s common stock at the close of business on May 17, 2011 were entitled to vote at the Registrant’s Annual Meeting, of which 26,608,202 were present in person or represented by proxy. At the Annual Meeting, the Registrant’s shareholders voted as follows:

Proposal One: To elect the following individuals as directors for a term expiring on the date of our 2013 Annual Meeting of Shareholders, or at such time as their successors have been duly elected and qualified:  William F. Miller III, Ellen A. Rudnick, Michael A. Stocker and Richard H. Stowe.

Name	For	Withheld	Broker Non-Votes
William F. Miller III	11,983,107	12,152,047	2,473,048
Ellen A. Rudnick	21,927,254	2,207,900	2,473,048
Michael A. Stocker	22,213,520	1,921,634	2,473,048
Richard H. Stowe	22,984,952	1,150,202	2,473,048

Messrs. Miller and Stowe, Dr. Stocker and Ms. Rudnick were each elected to serve as directors for a term expiring on the date of our 2013 Annual Meeting of Shareholders.

Proposal Two: To approve the amendment of the Registrant’s Certificate of Incorporation, as amended, to increase the number of shares of common stock that the Registrant is authorized to issue from 45,000,000 shares to 125,000,000 shares.

	For	Against	Abstain
Total Shares Voted	26,121,850	475,627	11,085

The amendment of the Registrant’s Certificate of Incorporation was approved.

Proposal Three: To approve the amendment of the Registrant’s Amended and Restated By-laws to implement a majority vote standard in uncontested elections of directors.

	For	Against	Abstain
Total Shares Voted	26,485,948	95,368	26,886

The amendment of the Registrant’s Amended and Restated By-laws was approved.

Proposal Four:  To approve the Fourth Amended and Restated 2006 Stock Plan which, among other changes, increases the number of shares of common stock that may be delivered under that plan by 2,000,000 shares.

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	21,105,933	3,001,424	27,797	2,473,048

The Fourth Amended and Restated 2006 Stock Plan was approved.

Proposal Five:  To approve the Registrant’s Annual Incentive Plan.

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	23,567,581	555,346	12,227	2,473,048

The Registrant’s Annual Incentive Plan was approved.

Proposal Six:  To approve, by a non-binding vote, 2010 compensation for the Registrant’s named executive officers.

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	23,800,101	272,048	63,005	2,473,048

The Registrant’s 2010 compensation for its named executive officers was approved.

Proposal Seven:  To hold an advisory vote on the frequency of future executive compensation advisory votes.

	Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non- Votes
Total Shares Voted	18,957,026	89,895	5,083,916	4,317	2,473,048

After taking into consideration the foregoing voting results, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

Proposal Eight:  To ratify the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

	For	Against	Abstain
Total Shares Voted	25,280,549	1,322,496	5,157

The appointment of KPMG LLP was ratified.

Item 8.01.        Other Events

On July 11, 2011, the Registrant issued a press release announcing that the Registrant’s shareholders had approved the proposed amendment to its Certificate of Incorporation increasing the aggregate shares that the Registrant is authorized to issue and therefore, as previously announced, the Registrant will effect a three-for-one stock split of its common stock in the form of a stock dividend.  The press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01           Financial Statement Exhibits.

(d)  Exhibits

3.1                                 Restated Certificate of Incorporation, as amended

3.2                                 Second Amended and Restated By-laws

99.1                           Annual Incentive Plan

99.2                           Fourth Amended and Restated Stock Plan

99.3                           Press Release dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 12, 2011

HMS HOLDINGS CORP.

	By:	/s/ Walter D. Hosp
Walter D. Hosp
Chief Financial Officer